Exhibit 99.3

PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)
PPL CORPORATION AND E.ON U.S. LLC

On April 28, 2010, PPL Corporation (PPL) announced that it had entered into a Purchase and Sale Agreement among E.ON US Investments Corp. (Seller), PPL and E.ON AG for the sale of E.ON U.S. LLC (E.ON US), a wholly owned subsidiary of the Seller, to PPL.  At closing, PPL will acquire all of the outstanding limited liability company interests of E.ON US for cash consideration of $2,062 million.  In addition, PPL agreed to assume an estimated $927 million of pollution control bonds and medium term notes ($764 million outstanding at March 31, 2010 with the remainder expected to be incurred prior to closing) and to repay indebtedness owed by E.ON US and its subsidiaries to the Seller and its affiliates currently estimated at $4,636 million ($4,210 million outstanding at March 31, 2010 with the remainder expected to be incurred prior to closing).  The aggregate consideration payable by PPL at closing is subject to adjustment to reflect the aggregate actual amount of indebtedness owed by E.ON US and its subsidiaries as of the closing and incremental investment in E.ON US that will potentially be made by the Seller and its affiliates prior to the closing.

The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements (pro forma financial statements) have been derived from the historical consolidated financial statements of PPL and E.ON US.

The Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations (pro forma statements of operations) for the three months ended March 31, 2010 and for the year ended December 31, 2009 give effect to the acquisition as if it were completed on January 1, 2009.  The Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet (pro forma balance sheet) as of March 31, 2010 gives effect to the acquisition as if it were completed on March 31, 2010.

The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are: (1) directly attributable to the acquisition; (2) factually supportable; and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results of PPL and E.ON US. The pro forma financial statements do not reflect the effect of any regulatory actions that may impact the pro forma financial statements when the acquisition is completed.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma financial statements. Since the pro forma financial statements have been prepared based on preliminary estimates, the final amounts recorded at the date of the acquisition may differ materially from the information presented.  These estimates are subject to change pending further review of the assets acquired and liabilities assumed.

The pro forma financial statements have been presented for illustrative purposes only and are not necessarily indicative of results of operations and financial position that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations or financial position of the combined company.

The following pro forma financial statements should be read in conjunction with:

•	the accompanying notes to the pro forma financial statements;
•	the consolidated financial statements of PPL as of and for the periods ended March 31, 2010 and December 31, 2009 which were previously filed with the Securities and Exchange Commission; and
•	the consolidated financial statements of E.ON US as of and for the periods ended March 31, 2010 and December 31, 2009 contained in this Form 8-K.

Pro Forma Condensed Combined Consolidated Statement of Operations
(Unaudited)
(Millions of dollars, except share data)
	Three months ended March 31, 2010
	PPL Corporation (a)	E.ON U.S. LLC (a)	Adjustments		Pro Forma Combined Entity
Operating Revenues
Utility	$ 1,014	$ 713			$ 1,727
Unregulated retail electric and gas	104				104
Wholesale energy marketing
Realized	1,386				1,386
Unrealized economic activity	424				424
Net energy trading margins	11				11
Energy-related businesses	94				94
Total Operating Revenues	3,033	713			3,746

Operating Expenses
Operation
Fuel	233	221			454
Energy purchases
Realized	1,012	121			1,133
Unrealized economic activity	563				563
Other operation and maintenance	445	141			586
Depreciation	128	69			197
Taxes, other than income	72	14			86
Energy-related businesses	88				88
Total Operating Expenses	2,541	566			3,107

Operating Income	492	147			639

Other Income - net	8				8

Interest Expense	114	6	$ 35	(b)	155

Interest Expense - Affiliates		40	(40)	(b)

Income from Continuing Operations Before Income Taxes	386	101	5		492

Income Taxes	131	38	2	(c)	171

Income from Continuing Operations After Income Taxes	255	63	3		321

Income from Continuing Operations After Income Taxes Attributable to Noncontrolling Interests	5				5

Income from Continuing Operations After Income Taxes Attributable to PPL Corporation	$ 250	$ 63	$ 3		$ 316

Earnings Per Share of Common Stock:
Income from Continuing Operations After Income Taxes Available to PPL Corporation Common Shareowners:
Basic	$ 0.66				$ 0.68
Diluted	$ 0.66				$ 0.68

Weighted-Average Shares of Common Stock Outstanding (in thousands)
Basic	377,717		90,000	(d)	467,717
Diluted	377,986		90,000	(d)	467,986

The accompanying Notes to Pro Forma Condensed Combined Consolidated Financial Statements are an integral part of these pro forma financial statements. See Note 3 for information on pro forma adjustment references.

Pro Forma Condensed Combined Consolidated Statement of Operations
(Unaudited)
(Millions of dollars, except share data)
	Year ended December 31, 2009
	PPL Corporation (a)	E.ON U.S. LLC (a)		Adjustments		Pro Forma Combined Entity
Operating Revenues
Utility	$ 3,902	$ 2,501				$ 6,403
Unregulated retail electric and gas	152					152
Wholesale energy marketing
Realized	3,291					3,291
Unrealized economic activity	(229)					(229)
Net energy trading margins	17					17
Energy-related businesses	423					423
Total Operating Revenues	7,556	2,501				10,057

Operating Expenses
Operation
Fuel	931	815				1,746
Energy purchases
Realized	2,636	371				3,007
Unrealized economic activity	155					155
Other operation and maintenance	1,424	601				2,025
Amortization of recoverable transition costs	304					304
Depreciation	469	271				740
Taxes, other than income	280	32				312
Energy-related businesses	396					396
Loss on impairment of goodwill		1,493	(1)			1,493
Total Operating Expenses	6,595	3,583				10,178

Operating Income (Loss)	961	(1,082)				(121)

Other Income - net	49	23				72

Other-Than-Temporary Impairments	18					18

Interest Expense	396	21		$ 139	(b)	556

Interest Expense - Affiliates		155		(155)	(b)

Income (Loss) from Continuing Operations Before Income Taxes	596	(1,235)		16		(623)

Income Taxes	130	82		6	(c)	218

Income (Loss) from Continuing Operations After Income Taxes	466	(1,317)		10		(841)

Income from Continuing Operations After Income Taxes Attributable to Noncontrolling Interests	19					19

Income (Loss) from Continuing Operations After Income Taxes Attributable to PPL Corporation	$ 447	$ (1,317)		$ 10		$ (860)

(1)  See Note 2 to the E.ON U.S. LLC consolidated financial statements for the years ended December 31, 2009 and 2008 in this Form 8-K for a discussion regarding the impairment of goodwill.

Pro Forma Condensed Combined Consolidated Statement of Operations
(Unaudited)
(Millions of dollars, except share data)

	Year ended December 31, 2009
	PPL Corporation (a)	E.ON U.S. LLC (a)	Adjustments		Pro Forma Combined Entity
Earnings Per Share of Common Stock
Income (Loss) from Continuing Operations After Income Taxes Available to PPL Corporation Common Shareowners (2):
Basic	$ 1.18				$ (1.85)
Diluted	$ 1.18				$ (1.85)

Weighted-Average Shares of Common Stock Outstanding (in thousands)
Basic	376,082		90,000	(d)	466,082
Diluted	376,406		89,676	(d)	466,082

(2)  The loss per share reflects the impairment of goodwill in 2009; see (1) above.

The accompanying Notes to Pro Forma Condensed Combined Consolidated Financial Statements are an integral part of these pro forma financial statements. See Note 3 for information on pro forma adjustment references.

Pro Forma Condensed Combined Consolidated Balance Sheet
(Unaudited)
(Millions of dollars)
	March 31, 2010
	PPL Corporation (a)	E.ON U.S. LLC (a)	Adjustments		Pro Forma Combined Entity

Current Assets
Cash and cash equivalents	$ 1,724	$ 13	$ 57	(e)	$ 1,794
Restricted cash and cash equivalents	236				236
Accounts receivable	559	336			895
Unbilled revenues	776				776
Fuel, materials and supplies	339	266			605
Prepayments	195	7			202
Price risk management assets	3,348	8			3,356
Other intangibles	24				24
Deferred income taxes		10	125	(j)	135
Other current assets	20	9			29
Total Current Assets	7,221	649	182		8,052

Investments
Nuclear plant decommissioning trust funds	573				573
Other investments	65	29	77	(f)	171
Total Investments	638	29	77		744

Property, Plant and Equipment, net	13,058	7,184			20,242

Regulatory and Other Noncurrent Assets
Regulatory assets	529	553			1,082
Goodwill	754	837	(220)	(g)	1,371
Other intangibles	608				608
Price risk management assets	1,713				1,713
Other noncurrent assets	414	65			479
Total Regulatory and Other Noncurrent Assets	4,018	1,455	(220)		5,253
Total Assets	$ 24,935	$ 9,317	$ 39		$ 34,291

The accompanying Notes to Pro Forma Condensed Combined Consolidated Financial Statements are an integral part of these pro forma financial statements. See Note 3 for information on pro forma adjustment references.

Pro Forma Condensed Combined Consolidated Balance Sheet
(Unaudited)
(Millions of dollars)
	March 31, 2010
	PPL Corporation (a)	E.ON U.S. LLC (a)	Adjustments		Pro Forma Combined Entity
Liabilities and Equity

Current Liabilities
Short-term debt	$ 589				$ 589
Long-term debt		$ 348			348
Long-term debt - affiliates		408	$ (408)	(h)
Note payable - affiliate		739	(739)	(h)
Accounts payable	796	211			1,007
Accounts payable - affiliates		54	(54)	(k)
Taxes	172	10			182
Price risk management liabilities	2,391	69			2,460
Counterparty collateral	707				707
Other current liabilities	1,137	153			1,290
Total Current Liabilities	5,792	1,992	(1,201)		6,583

Long-term Debt	7,652	416	4,266	(h)	12,334
Long-term Debt – Affiliates		3,063	(3,063)	(h)

Deferred Credits and Other Noncurrent Liabilities
Deferred income taxes and investment tax credits	2,313	250	111	(j)	2,674
Price risk management liabilities	853	29			882
Accrued pension obligations	1,104	514			1,618
Asset retirement obligations	422	67			489
Regulatory liabilities	47	673			720
Other deferred credits and noncurrent liabilities	541	77	140	(i)	758
Total Deferred Credits and Other Noncurrent Liabilities	5,280	1,610	251		7,141

Commitments and Contingent Liabilities

Equity
Common stock - $0.01 par value	4		1		5
Membership units		774	(774)	(i)
Capital in excess of par value	2,310	4,224	(2,115)	(i)	4,419
Earnings reinvested	3,866	(2,709)	2,621	(i)	3,778
Accumulated other comprehensive loss	(288)	(53)	53	(i)	(288)
Total Equity Excluding Noncontrolling Interests	5,892	2,236	(214)		7,914
Noncontrolling Interests	319				319
Total Equity	6,211	2,236	(214)		8,233
Total Liabilities and Equity	$ 24,935	$ 9,317	$ 39		$ 34,291

The accompanying Notes to Pro Forma Condensed Combined Consolidated Financial Statements are an integral part of these pro forma financial statements. See Note 3 for information on pro forma adjustment references.

NOTES TO PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Note 1.	Basis of Pro Forma Presentation

The pro forma statements of operations for the three months ended March 31, 2010 and for the year ended December 31, 2009 give effect to the acquisition as if it were completed on January 1, 2009.  The pro forma balance sheet as of March 31, 2010 gives effect to the acquisition as if it were completed on March 31, 2010.

The pro forma financial statements have been derived from the historical consolidated financial statements of PPL and E.ON US.  Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma financial statements.  Since the pro forma financial statements have been prepared based upon preliminary estimates, the final amounts recorded at the date of the acquisition may differ materially from the information presented.  These estimates are subject to change pending further review of the assets acquired and liabilities assumed.

The acquisition is reflected in the pro forma financial statements as being accounted for based on the guidance provided by accounting standards for business combinations.  Under the purchase method of accounting, the total estimated purchase price is allocated as described in Note 2.  In accordance with accounting guidance for business combinations, the assets acquired and the liabilities assumed have been measured at fair value.  The fair value measurements utilize estimates based on key assumptions of the acquisition, and historical and current market data.  The pro forma adjustments included herein may be revised as additional information becomes available and as additional analyses are performed.  The final purchase price allocation will be determined after the acquisition is completed and the final amounts recorded may differ materially from the information presented.  The pro forma financial statements do not reflect the effect of any regulatory actions that may impact the pro forma financial statements when the acquisition is completed.

The pro forma financial statements include adjustments to repay indebtedness owed by E.ON US and its subsidiaries to the Seller and its affiliates that is currently estimated to be approximately $4,636 million ($4,210 million outstanding at March 31, 2010 with the remainder expected to be incurred prior to closing.) PPL debt and equity issuance adjustments reflect the amounts necessary to finance the acquisition.  The actual amounts of the debt and equity offering sources and sizes may vary.  The amounts utilized in determining the pro forma adjustments are also set forth in Note 2.

Certain non-recurring items have been excluded from the pro forma statements of operations, including discontinued operations of PPL and E.ON US and estimated transaction-related costs. However, these non-recurring items have been reflected in the pro forma balance sheet at March 31, 2010.

For the purpose of measuring the estimated fair value of the assets acquired and liabilities assumed, PPL has applied the accounting guidance for fair value measurements.  Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

For purposes of measuring the fair value of the regulated assets acquired and certain regulated liabilities assumed, as reflected in the pro forma financial statements, PPL has assumed that the fair value equaled their net book value, due to the regulatory environment in which they operate.  The regulatory commissions allow for earning a rate of return on the book values of the regulated asset bases at rates determined to be fair and reasonable.  Since there is no current prospect for deregulation, the assumption is that these operations will remain in a regulated environment for the foreseeable future.

Note 2.	Preliminary Purchase Price Allocation; Funding Sources and Uses

Preliminary Purchase Price Allocation

The preliminary allocation of the purchase price to the fair value of assets acquired and liabilities assumed includes pro forma adjustments for the fair value of equity investments, goodwill, noncurrent liabilities, long-term debt and related deferred income taxes.  The preliminary allocation of the purchase price is as follows (in millions):

Current assets	$1,059
Property, plant and equipment	7,184
Investments	105
Goodwill	617
Regulatory assets and other noncurrent assets, excluding goodwill	618
Current liabilities	(791)
Noncurrent liabilities	(1,766)
Long-term debt	(4,964)

$2,062

Funding Sources and Uses

Set forth below are the assumed sources and uses (in millions) used in the pro forma financial statements:

Sources		Uses

Common stock	$2,345	Purchase price	$2,062
Equity units	1,000	Repayment of affiliated debt	4,636
Debt	3,103	Assumed debt	927
Assumed debt	927	Fees and expenses	228
Cash	478
Total	$7,853	Total	$7,853

PPL has obtained a commitment for a $6,500 million bridge facility to fund the acquisition, but currently anticipates that it will not utilize the bridge facility but instead, will raise alternative financings to fund the acquisition.

For purposes of these pro forma financial statements pursuant to Securities and Exchange Commission rules, PPL has assumed that it will raise $2,345 million from the sale of 90 million shares of common equity (at an assumed price of $26.06 per share), $1,000 million from the sale of equity units (consisting of units with subordinated notes bearing interest at an assumed interest rate of 4.75% and purchase contracts for common stock with quarterly contract adjustment payments at a rate of 5.0%), and $3,103 million from borrowings under existing credit facilities (including the bridge facility) at a weighted average interest rate of 2.7%.  A 1/8% change in assumed interest rates would change pre-tax annual interest expense by $3.9 million. A $1 change in PPL's common stock price (holding the amount of shares from the equity offering constant) would change the amount of the common stock proceeds by $90 million and earnings per share by less than $0.01.

The actual sources of debt financing for the acquisition are likely to differ from the assumptions set forth above in that PPL does not currently intend to utilize the bridge facility but instead (in lieu thereof) plans to raise approximately $2,100 million from the issuance of first mortgage bonds issued by the newly acquired utility companies and approximately $800 million from the issuance of unsecured debt securities by the newly acquired holding company.

If, instead of the financing set forth above, PPL utilizes the bridge facility to source the entire debt financing, pre-tax annual interest expense would have increased by $12 million in 2009, or a decrease of $0.015 per share.

Note 3.	Pro Forma Adjustments

The adjustments included in the pro forma financial statements are as follows:

Adjustments to Pro Forma Financial Statements

(a) PPL and E.ON US historical presentation — Certain financial statement line items in the E.ON US consolidated statements of operations for the three months ended March 31, 2010 and the year ended December 31, 2009, and the balance sheet at March 31, 2010, have been reclassified to corresponding line items included in PPL's historical presentation.  These reclassifications do not have a material impact on the historical operating income, after-tax income from continuing operations, total assets, total liabilities or equity reported by PPL or E.ON US.  In addition, certain line items have been condensed for purposes of the pro forma presentation.

Additionally, based on PPL's initial review of the summary of significant accounting policies disclosed in the E.ON US financial statements and preliminary discussions with E.ON US management, the nature and amount of adjustments to the E.ON US historical financial statements to conform its accounting policies to those of PPL are not expected to be material.  Upon completion of the acquisition, further review of the accounting policies of E.ON US may result in revisions to conform to PPL's policies.

Adjustments to Pro Forma Condensed Combined Consolidated Statements of Operations

(b) Interest expense — Reflects the change in interest expense from the extinguishment of indebtedness owed by E.ON US and its subsidiaries to the Seller, and replacement with PPL debt offerings to finance the acquisition based on the assumed financing set forth in Note 2.  The actual amounts of the debt offerings and sources may vary upon closing.

(c) Income taxes — Reflects the income tax effect of the pro forma adjustments, which was calculated using an estimated post-acquisition composite statutory income tax rate of 40%.  Income tax expense includes adjustments for state taxes and certain federal income tax items that are calculated on a combined or consolidated basis.

(d) Shares outstanding — Reflects the sale of 90 million shares of PPL common stock based on the assumed financing plan set forth in Note 2. The diluted shares for 2009 have been adjusted to equate to basic shares due to the 2009 pro forma consolidated net loss.  The pro forma weighted-average number of basic and diluted shares of common stock outstanding is calculated by adding PPL's weighted-average number of basic and diluted shares of common stock outstanding for the three months ended March 31, 2010 and the year ended December 31, 2009, with the number of PPL shares expected to be issued as a result of the common stock offering.

	March 31, 2010	December 31, 2009
Basic (in thousands):
PPL weighted-average number of basic shares outstanding	377,717	376,082
PPL common stock offering	90,000	90,000
	467,717	466,082
Diluted (in thousands):
PPL weighted-average number of diluted shares outstanding	377,986	376,406
PPL common stock offering	90,000	90,000
Reduction to equate basic and diluted shares due to 2009 loss from continuing operations		(324)
	467,986	466,082

Adjustments to Pro Forma Condensed Combined Consolidated Balance Sheet

(e) Cash — Reflects $589 million of proceeds from estimated borrowings and the anticipation of restructuring pollution control bonds in 2010 (see (h) below), offset by $478 million of estimated cash payments to fund the acquisition and payment for estimated transaction costs. In addition, the adjustment reflects the payment of $54 million of affiliate accounts payable.

(f) Investments — Reflects the fair value of E.ON US's equity investment in Electric Energy, Inc.

(g) Goodwill — Reflects the preliminary estimate of the excess of the purchase price paid over the fair value of E.ON US's assets acquired and liabilities assumed.  This excess is calculated as follows (in millions):

Purchase price	$2,062
Less: Fair value of net assets acquired	1,445
Estimated goodwill resulting from the acquisition	617
Less: E.ON US existing goodwill	837
Pro forma goodwill adjustment	$(220)

(h) Debt — Reflects the adjustments to repay $4,636 million ($4,210 million outstanding at March 31, 2010) of estimated indebtedness to be owed by E.ON US and its subsidiaries to the Seller and its affiliates, that includes $426 million of estimated additional borrowings in 2010.  In addition, an increase of $163 million is also reflected in anticipation of restructuring pollution control bonds currently held by Louisville Gas & Electric Company, a subsidiary of E.ON US, in 2010.  These net changes in E.ON US debt are offset by estimated PPL debt offerings of $4,103 million, including the equity units classified as debt on the pro forma condensed combined consolidated balance sheet, necessary to finance the acquisition based on the assumed financing set forth in Note 2.  The actual amounts of the debt offerings and sources may vary upon closing.  In connection with the acquisition agreement, PPL intends to assume $927 million of E.ON US outstanding debt upon closing.  The final fair value determination of the debt will be based on prevailing market interest rates at the completion of the acquisition and the adjustment will be amortized as an adjustment to interest expense over the remaining life of the individual debt issues.

(i) Equity — The pro forma balance sheet reflects the elimination of $2,236 million of E.ON US's historical equity balances and the recognition of $2,345 million from the sale of PPL common stock necessary to finance the acquisition. Capital in excess of par has been reduced by $70 million for common stock issuance costs and $25 million for issuance costs related to the equity units. The remaining transaction-related costs of $88 million, net of a $45 million tax benefit, are shown as an adjustment to retained earnings to reflect the impact of accounting guidance applicable to business combinations, which requires that these costs be expensed as incurred (the transaction-related costs include non-recurring charges of approximately $56 million, net of a $38 million tax benefit, which would be charged to interest expense).  In addition, the equity adjustment includes approximately $140 million related to the present value of contract adjustment payments that are payable in accordance with the equity units.

(j) Deferred income taxes — Represents estimated deferred tax liability calculated at PPL's estimated post-acquisition composite statutory tax rate of 40% applied to certain fair value adjustments recorded to the assets acquired and liabilities assumed, excluding goodwill.  This estimated tax rate is different from PPL's effective tax rate for the period ended March 31, 2010, which includes other tax items, such as state taxes, as well as other tax charges or benefits, and does not take into account any historical or possible future tax events that may impact the combined company.

E.ON US has federal and state net operating loss carryforwards of approximately $1 billion and various tax credit carryforwards of approximately $170 million that will transfer to and become tax attribute carryforwards of PPL.  These tax attributes are subject to limitations on the timing of their use as a result of the ownership change caused by the transaction.  PPL anticipates that these tax attribute carryforwards will be fully realized within their respective carryforward periods, or through indemnities provided by the Seller, and has recorded these deferred tax assets at full value in the pro forma balance sheet.  An adjustment of $125 million represents a reclassification to reflect the estimated utilization of tax attributes in the first twelve months.

(k) Accounts payable - affiliates — Reflects the payment of affiliate accounts payable.